UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2010 (June 1, 2010)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amended Report on Form 8-K/A (Amendment No. 1) is being filed with the Securities and Exchange Commission (“SEC”) to amend the disclosures in our Current Report on Form 8-K filed with the SEC on June 4, 2010 regarding the appointment and compensatory arrangement of certain officers. This amended report amends in their entirety Items 5.02 and 9.01 of the previously filed report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) On June 4, 2010, the Board of Directors appointed Miguel A. Desdin, age 44, as Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Desdin served as Senior Vice President and Chief Financial Officer of Furmanite Corporation from April 2009 to December 2009. He also held senior leadership roles with Celanese Corporation, serving as Vice President and Controller from July 2007 to April 2009 and as Vice President, Financial Planning and Analysis from September 2005 to June 2007. Previously, Mr. Desdin was employed by Great Lakes Chemical Corporation, serving as Vice President and Treasurer from January 2004 to August 2005 and as Vice President of Finance, Performance Chemicals from September 2001 to December 2003. Mr. Desdin’s prior experience includes strategic planning and all finance-related functions, including accounting, treasury, financial planning and analysis, investor relations and SEC reporting. He holds a Masters in Business Administration in Finance from the University of Pennsylvania, Wharton School, and a Bachelor of Science in Industrial and Systems Engineering from the University of Florida.

The Company and Mr. Desdin entered into an Employment Agreement dated as of June 1, 2010 providing for an initial employment term through December 31, 2012. Following expiration of the initial term, the Employment Agreement will automatically renew for successive one-year periods unless either party gives 12 months prior written notice of non-renewal to the other. Pursuant to the Employment Agreement, Mr. Desdin will serve as the Company’s Chief Financial Officer with an annual base salary of not less than $375,000. An employment offer letter agreement provides for a retention bonus of $100,000, payable in increments of $50,000 each on the hire date and on the first anniversary of the hire date, provided Mr. Desdin remains employed by the Company on the payment date; eligibility for equity-based performance awards that, upon achievement of targets established by the Compensation Committee, would have a value target of 60% of his annual base salary; and relocation benefits, including temporary housing for up to one year. He is eligible to earn an annual incentive bonus based on terms and conditions, including achievement of performance goals, determined by the Compensation Committee, with a bonus target percentage of not less than 50% of his annual base salary. In addition, the Employment Agreement provides for eligibility to participate in the Company’s long-term incentive compensation arrangements, savings and retirement plans and welfare benefit plans that are generally available to executive officers, and four weeks’ paid vacation per calendar year.

The Employment Agreement describes the circumstances under which Mr. Desdin’s employment may be terminated and specifies the amounts the Company would be obligated to pay upon termination of his employment under such circumstances. Specifically, if Mr. Desdin’s employment is terminated during the employment term by the Company without cause or by Mr. Desdin with good reason (in each case as defined in the Employment Agreement), he will be entitled to receive severance compensation in an amount equal to 12 months base salary, as well as continued medical and dental insurance coverage benefits for a period of 12 months following termination of employment. If Mr. Desdin’s employment is terminated by the Company without cause or by Mr. Desdin with good reason within 90 days following a change of control (as defined in the Employment Agreement), he will be entitled to receive severance compensation in an amount equal to 12 months base salary, as well as continued medical and dental insurance coverage benefits for a period of 12 months following termination of employment, except that the 12 month periods for base salary and insurance benefits shall be 18 months if the change of control occurs on or before June 1, 2011. Mr. Desdin has agreed not to compete with the Company’s business, not to solicit customers and not to solicit employees during his employment and for a period of 12 months following termination of employment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2010 and incorporated herein by reference. The foregoing description of the employment offer letter agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Effective as of June 1, 2010, the Compensation Committee of the Board of Directors granted performance share awards to Mr. Desdin pursuant to the Company’s 2009 Long-Term Incentive Plan, consisting of a target number of 13,135 performance units denominated in shares of common stock of the Company. Payout may be earned based on the Company’s return on invested capital as compared to the Company’s weighted average cost of capital over a three-year performance period ending December 31, 2012, with actual payout ranging from 0% to 200% of the target award, subject to the terms and conditions set forth in the Performance Share Award Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.6*	First Amendment to Term Loan Agreement dated as of June 4, 2010 among TPC Group LLC and Deutsche Bank Trust Company Americas, as lender and administrative agent, and the other financial institutions parties thereto, as lenders

10.1*	Employment Agreement dated as of June 1, 2010 between TPC Group Inc. and Miguel A. Desdin

10.2	Employment offer letter agreement dated May 14, 2010, effective as of June 1, 2010, between TPC Group Inc. and Miguel A. Desdin

99.1*	Press Release dated June 4, 2010

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: August 16, 2010	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.6*	First Amendment to Term Loan Agreement dated as of June 4, 2010 among TPC Group LLC and Deutsche Bank Trust Company Americas, as lender and administrative agent, and the other financial institutions parties thereto, as lenders

10.1*	Employment Agreement dated as of June 1, 2010 between TPC Group Inc. and Miguel A. Desdin

10.2	Employment offer letter agreement dated May 14, 2010, effective as of June 1, 2010, between TPC Group Inc. and Miguel A. Desdin

99.1*	Press Release dated June 4, 2010

*	Previously filed